UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 10, 2006 (February 7, 2006)

CTS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Indiana	1-4639	35-0225010
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification Nos.)

905 West Boulevard North
Elkhart, Indiana		46514
(Address of Principal Executive Offices)		(Zip Code)

Registrants' Telephone Number, Including Area Code: (574) 293-7511

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Compensation Committee of the CTS Corporation Board of Directors approves qualitative and quantitative performance measures to be used to determine the amount of the cash bonus awards that may be paid to certain executive officers of the corporation under the CTS Corporation Management Incentive Plan each fiscal year. Qualitative performance measures are determined each year based on specific strategic objectives related to the individual’s position within the corporation. At its February 7, 2006 meeting, the Committee approved targeted levels of earnings per share, net sales and strategic business unit operating earnings as the quantitative performance measures for the fiscal year 2006 CTS Corporation Management Incentive Plan. Cash bonuses to named executive officers may not exceed 200% of their annual salaries based on the achievement of specified goals related to these performance measures. After completion of the 2006 fiscal year, the Committee will determine the extent to which performance measures have been achieved and will determine the actual bonus amounts to be paid. The CTS Corporation Management Incentive Plan has been previously filed by the corporation as an exhibit to its Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTS CORPORATION

    /s/  Richard G. Cutter
By:    Richard G. Cutter
   Vice President, Secretary
   and General Counsel

Date: February 10, 2006